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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      This Amended Agreement made and entered into as of the 12 day of February, 2001 amends the prior Agreement dated December 15, 2000 (the "Effective Date") by and between Elektryon (the "Company"), and Joanne Firstenberg (the "Employee").

                                WITNESSETH THAT:

      WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Employee by the Company;

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

            1. Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Employee during the Employment Period (as defined below) and the Employee hereby agrees to remain in the employ of the Company and to provide services during the Employment Period in accordance with this Agreement. The "Employment Period" shall be the period beginning on the Effective Date and ending on the third anniversary thereof.
The parties agree that, on or about the second anniversary of the Effective Date, if the Employee is then employed by the Company, they will negotiate the terms and conditions of the two years of employment following the expiration of the Term, assuming that both parties mutually desire to continue the employment relationship after the expiration of the Term and mutually desire to enter into an employment agreement (or an amendment to this Agreement) to evidence such relationship.

            1. Duties. The Employee agrees that, during the Employment Period while she is employed by the Company, she will devote her full business time, energies and talents to serving as the General Counsel of the Company and providing services for the Company at the direction of the Chief Executive Officer of the Company (the "CEO") or the Executive Board. The Employee shall have such duties and responsibilities as may be assigned to her from time to time by the CEO and/or the Executive Board as long as these duties are consistent with duties of General Counsels similarly situated she shall perform all duties assigned to her faithfully and efficiently, and shall have such authorities and powers as are inherent to the undertakings applicable to her position and necessary to carry out the responsibilities and duties required of her hereunder.

            2. Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period while the Employee is employed by the Company, the Company shall compensate her for her services as follows:

            (a) The Employee shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, an annual salary of $250,000 (the "Salary"), which Salary shall be payable in accordance with the Company's normal payroll practices.

            (b) The Employee shall receive bonus payments from the Company as follows:

                      (i) upon completion of the Company's audited financial statements for the year 1999 by the accounting firm of Arthur Andersen, the Employee shall be entitled to a bonus of $50,000, payable not later than 5 business days after such financial statements are completed by Arthur Andersen, and

                      (ii) upon the effectiveness at the SEC of Form 10 on behalf of Elektryon, the Employee shall be entitled to a bonus of $50,000, payable no later than 5 business days after the Form 10 becomes effective; and

                      (iii) upon consummation of an initial public offering of
                            the Company's common stock (an "IPO"), the Employee shall be entitled to a bonus of $100,000, payable no later than 5 business days after the date of the final prospectus relating to the IPO.

                All bonus payments referred to in 2(b) above will be payable immediately upon any change of control of the Company. Change of Control is defined as any or all of the following: an asset sale of substantial assets of the Company,
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a substantial change in the Executive Board of the Company, a material equity infusion greater than $10 Million into the Company during the Employment period.

            (c) The Employee shall be provided with bonus, incentive, pension, welfare and other fringe benefits to the same extent and on the same terms and conditions as those benefits are provided by the Company from time to time to its similarly situated senior executive employees.

                (d) The Employee shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior executive employees of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are actually incurred by the Employee in the promotion of the Company's business.

                (e) The Board of Directors of the Company agrees to grant (or a committee thereof) as of the Effective Date or as soon as practicable thereafter, stock options to purchase 250,000 shares of the Company's common stock at an exercise price of $2.00 per share, which options shall vest as follows (i) one-half as of the Effective Date, and (ii) one-half as of the 90 day anniversary of the Effective Date. All options will vest upon any change of control of the Company as defined in 2 above. The options shall be exercisable for a period of 60 months from the date on which they vest regardless of Employee's employment status at that time.

                (f) To compensate the Employee for relocation and moving
                    expenses, the Employee shall be entitled to the following payments from the Company:

                    (i) The Employee shall be entitled to a cash payment of $60,000, payable as soon as practicable following the Effective Date.

                    (iii) The Employee shall be entitled to reimbursement for
                          the reasonable expenses incurred by the Employee (A) with respect to the sale of the Employee's principal residence Connecticut, including commissions and broker's and attorney's fees incurred by the Employee with respect to such sale, (B) with respect to moving the Employee's household goods and possessions from Connecticut and New York to the Company's administrative headquarters, when established, and (C) for temporary lodging expenses for herself and her family in Odessa, Texas or at the location of the Company's administrative headquarters, for the period beginning on the Effective Date and continuing up to the six month anniversary of the date on which the location of the Company's administrative headquarters is determined. Any reimbursements under this subparagraph (iii) shall be paid within a reasonable time following the presentation by the Employee of appropriate documentation of the expenses to the Company.

            3. Rights and Payments Upon Termination. The Employee's right to benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 4:

(a) Minimum Payments. If the Employee's Termination Date occurs during the Employment Period for any reason, the Employee shall be entitled to the following payments, in addition to any payments or benefits to which the Employee may be entitled under the following provisions of this Section 4 (other than this paragraph (a)):

     (i) her earned but unpaid Salary for the period ending on her Termination Date but in any event no less than one year's annual salary; and

     (ii) her accrued but unpaid vacation pay for the period ending with her Termination Date, as determined in accordance with the Company's policy as in effect from time to time





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          Payments to be made to the Employee pursuant to this paragraph 3(a)
          shall be made in a lump sum as soon as practicable after the Employee's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Employee to be treated as employed by the Company following her Termination Date for purposes of any employee benefit plan or arrangement in which she may participate at such time.

     (b) Termination by the Company for Reasons Other Than Cause. If the Employee's Termination Date occurs during the Employment Period and is a result of the Employee's termination of employment by the Company for reasons other than Cause (as defined below) and is not on account of Employee's death, disability, voluntary resignation, termination by the Company for Cause or the mutual agreement of the parties, then the Employee shall receive from the Company for the period commencing on his Termination Date and ending on the earliest of (i) last day of the Employment Period, (ii) the date of the Employee's death, or (iii) the first anniversary of the Termination Date, the Salary in effect as of her Termination Date, payable in accordance with the provisions of paragraph 3(a). For purposes of this Agreement, the term "Cause" shall mean (i) the continuous failure by the Employee to substantially perform her duties under this Agreement for 30 days following written notice by a majority of the non-employee Board members, (ii) the willful, and in bad faith, failure by Employee to cease engaging in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise for 30 days following written notice by a majority of the non-employee Board members, (iii) conduct by the Employee that involves theft, fraud or dishonesty, or (iv) the Employee's violation of the provisions of Sections 6 or 7 hereof.

     (c) Termination for Any Other Reason. If the Employee's Termination Date occurs during the Employment Period for any reason other than provided in paragraph (b) above, then the Employee shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Employee's Termination Date.

     4. Set-Off. The Company shall be entitled to set off against the amounts payable to the Employee under this Agreement, any amounts owed to the Company or its affiliates by the Employee.

     5.   Confidential Information. The Employee agrees that:

     (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Employee has express authorization from the Company, she shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Employee during the course of her employment (or prior affiliation) with the Company and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

     (b)
     (c) Upon his Termination Date or at the Company's earlier request, she will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during the course of employment (or prior affiliation) with the Company.

     (d) Nothing in the foregoing provisions of this Section 6 shall be construed so as to prevent the Employee from using, in connection with his employment for herself or an employer other than the Company or any of its affiliates, knowledge which was acquired by her during the course of her employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

     6. Noncompetition. While the Employee is employed by the Company, and for a period of one year after the Employee's Termination Date, the Employee agrees that she will not directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) in any person, firm, corporation, or business entity (whether as an employee, officer,

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director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in the world in which the Company is conducting business activities (and in which the Company conducted business activities during the Employee's employment with the Company) which are the same as, similar to, or competitive with the business of distributed generation of electricity. Nothing in this Section 7 shall be construed as limiting the Employee's duty of loyalty to the Company while she is employed by the Company, or any other duty she may otherwise have to the Company while she is employed by the Company.

     7. Equitable Remedies. The Employee acknowledges that the Company would be irreparably injured by a violation of Sections 6 or 7 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Employee from any actual or threatened breach of Sections 6 or 7 without any bond or other security being required.

     8. Notices. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company to the following address:

          ELEKTRYON
          6565 Spencer Street
          Las Vegas, NV 89119
          Attention: Mike Holmstrom

or to the Employee:

          Joanne Firstenberg
          6565 Spencer Street
          Las Vegas, NV 89119

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

     9. Withholding. All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Employee or to make the Employee whole for the amount of any required taxes.

     10. Successors. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

     11. Nonalienation. The interests of the Employee under this Agreement are not subject to the claims of her creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     12. Waiver of Breach. The waiver by either the Company or the Employee of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Employee. Continuation of payments hereunder by the Company following a breach by the Employee of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     13. Severability. It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 6 and 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such

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circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

      14. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Nevada.

      15. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof continuing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

      17. Other Agreements. This Agreement constitutes the sole and complete Agreement between the Company and the Employee and supersedes all other agreements, both oral and written, between the Company and the Employee with respect to the matters contained herein including, without limitation any severance agreements, consulting agreements or other arrangements between the parties. No verbal or other statements, inducements, or representations have been made to or relied upon by the Employee. The parties have read and understand this Agreement.

Dated as of the date set forth above.


                                          ELEKTRYON


                                          By:
                                               -----------------------------
                                          Its:
                                               -----------------------------

                                               /s/ JOANNE FIRSTENBERG
                                               -----------------------------
                                               Joanne Firstenberg

                                               /s/ [SIGNATURE ILLEGIBLE]
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                                               /s/ [SIGNATURE ILLEGIBLE]
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                                               /s/ [SIGNATURE ILLEGIBLE]
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